UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

KIRIN INTERNATIONAL HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-166343	27-1636887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12th Floor, Building F, Phoenix Plaza No. A5ShuguangXili Chaoyang District, Beijing People’s Republic of China	100028
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +86 10 84554001

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, the Board of Directors of the Company elected Ran Liu and Yau On Johann Tse as directors of the Company effective immediately. Mr. Liu and Mr. Tse were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The biographical information regarding each of the new directors is listed below:

Mr. Ran Liu, age 44, has served as a partner in Zhongrui Yuehua Certified Public Accountants LLP since October 2012 and currently serves as an independent non-executive director in Beijing Mainstreets Investment Group Corporation.

Prior to joining Zhongrui Yuehua Certified Public Accountants LLP, he was a partner in Reanda Certified Public Accountants LLP from January 2008 to September 2012. He worked as the general manager of New Fellowship Certified Public Accountants LLP Beijing Branch from January 2007 to December 2007. He served as chief financial officer of Zhongxinjin Group Co., Ltd. from March 2003 to December 2006; senior manager in Zhongrui Yuehua Certified Public Accountants LLP from January 1999 to March 2003, and chief of the finance division of North China Petroleum from July 1994 to December 1998.

Mr. Liu received his bachelor's degree in accounting from Inner Mongolia University of Finance and Economics in June 1994. Mr. Liu has also received the title of Chartered Certified Accountants of Securities in April 2000 from the Chinese Institute of Certified Public Accountants and Certified Public Valuer in January 2007 from China Appraisal Society.

As a board member, he will be responsible for independently advising on issues related to financing, accounting and auditing.

Mr. Yau On Johann Tse, age 48, founded and served as the chief executive officer of Aquarian Capital Investment Co., Ltd. since March 2006.

Mr. Tse has held various positions since 1990, including the independent non-executive director of China New Media Corporation from September 2010 to September 2012, the director of international merger and acquisition department of Yum! Brands Inc. from January 2004 to March 2006, strategic planning manager of Rohm & Haas Co. from March 2000 to December 2003, and general manager of John Swire & Sons (H.K.) Ltd. from July 1990 to December 1998.

Mr. Tse received his MBA from European Institute of Business Administration in December 2009 and his bachelor’s degree from Department of Electronic Engineering of Chinese University of Hong Kong in 1990.

As a board member, he will advise on issues related to business strategies, investments, corporate governance and transactions.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

The Company has not entered into any employment agreement with Mr. Liu or Mr. Tse.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated June 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRIN INTERNATIONAL HOLDING, INC.

Date: June 18, 2015	By:	/s/ Jianfeng Guo
Jianfeng Guo
Chief Executive Officer

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